UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 24, 2013

KIWIBOX.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

330 West 42nd Street, Suite 3210, New York, New York 10036
(Address of principal executive offices) (Zip Code)

(212) 239-8210

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01	Entry into Material Definitive Agreement

As first disclosed with its Form 8-K filed with the Commission on September 27, 2013, Registrant reported the signing, on September 30, 2013, of an Equity Purchase Agreement (the “Acquisition Agreement”) to acquire interscholz Internet Services GmbH and Co. KG, a German limited liability company, and all of the equity of its general partner, interscholz Beteiligungs GmbH (collectively, “Interscholz”) from Andre Scholz, the President and Chief Executive Officer of Registrant. Subsequently, on October 3, 2013, Registrant disclosed the consummation of the Acquisition Agreement with Andre Scholz, with title to the equity of Interscholz being transferred to Registrant’s wholly-owned German subsidiary, KWICK! Community GmbH and Co. KG (“KWICK!”), also a party to the Acquisition Agreement.

Pursuant to the terms of the Acquisition Agreement, Registrant was required to pay the purchase price of 1 million Euros, or approximately $1,350,000 U.S. dollars, on or before November 15, 2013. Registrant has not yet paid the purchase price to interscholz and interscholz has informed the Registrant that under applicable German Law, due to such non-payment that legal title to interscholz has not transferred to Registrant but is retained by Andre Scholz.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIWIBOX.COM, INC.

	By:	/s/ Craig Cody
Craig Cody
Chief Financial Officer

Date: December 9, 2013